UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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ACTIVISION BLIZZARD, INC.
(Name of Registrant As Specified In Its Charter)
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3100 Ocean Park Boulevard
Santa Monica, California 90405

July , 2008

NOTICE OF STOCKHOLDER ACTION TO BE TAKEN
PURSUANT TO THE WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the Stockholders of Activision Blizzard, Inc.:

This Information Statement is being furnished to the stockholders of Activision Blizzard, Inc. (“Activision Blizzard,” “we,” “us,” “our” or the “Company”), a Delaware corporation, in connection with the actions by the Company’s board of directors and a stockholder holding a majority of the Company’s voting power, taken by written consent:

(1)           voting in favor of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 1,200,000,000 to 2,400,000,000 for the purpose of allowing us to effect a two-for-one stock split announced on July 11, 2008;

(2)           ratifying and re-approving (as applicable) the actions taken by the stockholders of Activision, Inc., a Delaware corporation (“Activision”), at its 2007 annual meeting, including:

(i)	ratifying and re-approving the election of the eight directors elected to hold such office;

(ii)	ratifying and re-approving the Activision, Inc. 2007 Incentive Plan;

(iii)	re-ratifying the appointment of PricewaterhouseCoopers LLP as Activision’s independent registered public accounting firm for the fiscal year ended March 31, 2008;

(iv)	ratifying a stockholder proposal regarding a stockholder advisory vote on executive compensation; and

(v)	voting against a stockholder proposal regarding diversity of the Company’s board of directors.

Stockholders of record at the close of business on July 14, 2008 are entitled to notice of this stockholder action by written consent.  As the matters set forth in this Notice and accompanying Information Statement have been duly authorized and approved by the written consent of the holders of at least a majority of the Company’s issued and outstanding voting securities, your vote or consent is not requested or required to approve these matters.  The accompanying Information Statement is provided solely for your information.  The accompanying Information Statement also serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, an information statement must be sent to the holders of voting stock who did not sign written consents at least twenty (20) days prior to the effective date of the action.  The actions described herein will become effective 20 days after the mailing.

By Order of the Board of Directors,

George L. Rose
Secretary

This information statement is first being mailed to our stockholders on or about July    , 2008.

INFORMATION STATEMENT
pursuant to Section 14 of the
Securities and Exchange Act of 1934 and
Regulation 14C and Schedule 14C thereunder

This Information Statement is circulated to advise our stockholders of actions taken without a meeting upon the written consent of stockholders representing a majority of the voting power of the outstanding shares of common stock of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement has been filed with the Securities and Exchange Commission, or the SEC, and is being furnished to the holders of the outstanding shares of the Company’s common stock, par value $0.00001, as of the close of business on July 14, 2008, which we refer to as the record date.  The purpose of this Information Statement is to provide notice that a stockholder holding a majority of the voting power of the Company’s common stock, has, by written consent, (i) approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, to increase the number of authorized shares of common stock from 1,200,000,000 to 2,400,000,000 for the purpose of allowing us to effect a two-for-one stock split announced on July 11, 2008, and (ii) ratified and re-approved the actions taken by Activision’s stockholders at its 2007 annual meeting, or the 2007 Annual Meeting.

This Information Statement will be mailed on or about July    , 2008 to those persons who were stockholders of the Company as of the close of business on the record date.  The actions described herein will become effective 20 days after the mailing.  The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

As a stockholder holding a majority of the voting power of the Company’s common stock has already approved the actions described herein by written consent, the Company is not seeking approval for these actions from any of the Company’s other stockholders, and the Company’s other stockholders will not be given an opportunity to vote on these actions. All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to the Company’s stockholders of those actions taken by written consent as required by the Securities Exchange Act of 1934, as amended, or the Exchange Act.

The Company’s principal executive offices are located at 3100 Ocean Park Boulevard, Santa Monica, California 90405, and the Company’s telephone number is (310) 255–2000.

REASONS FOR THE WRITTEN CONSENT

Reasons for Approval of an Amendment to our Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares

On July 11, 2008, the Company announced that its board of directors approved a two-for-one stock split, which will be effected by a 100% stock dividend to stockholders of record as of the record date for the stock split.  The Company expects that the record date for the stock split will be a date shortly after the closing of the Company’s previously announced self tender offer.  This stock split will significantly increase the number of shares of common stock outstanding and the number of shares of common stock reserved for issuance, thus necessitating the increase in the number of authorized shares of the Company.  Except for the stock split, the Company’s management has no present arrangements, agreements, understandings or plans for the issuance or use of the additional shares of common stock to be authorized by the amendment.

Reasons for Ratification and Re-approval of Actions Taken at 2007 Annual General Meeting

As previously disclosed in the Company’s definitive proxy statement, dated June 6, 2008, in February 2008, Activision discovered that, due to an error, the record date for the 2007 Annual Meeting was not in technical compliance with Delaware law or Activision’s bylaws, which require such record date to be not more than sixty (60) nor less than ten (10) days before the date of such meeting.  In accordance with the terms of the Investor Agreement, dated July 9, 2008, by and among Vivendi, VGAC, Vivendi Games, and the Company, VGAC agreed to ratify and re-approve actions and proposals approved by Activision’s stockholders at the 2007 Annual Meeting, and to vote against actions and proposals not approved by Activision’s stockholders at such meeting, by written consent as permitted under Activision’s bylaws.  Such actions and proposals are described more fully herein and by the documents incorporated by reference herein.

ACTION TAKEN BY MEETING

VGAC has delivered to the Company an executed written consent (i) approving an amendment to the Company’s Amended and Restated Certificate of Incorporation, to increase the number of authorized shares of common stock from 1,200,000,000 to 2,400,000,000, and (ii) in accordance with the terms of the Investor Agreement, dated July 9, 2008, by and among Vivendi, VGAC, Vivendi Games, and the Company, ratifying and re-approving actions taken by Activision’s stockholders at the 2007 Annual Meeting and voting against actions and proposals not approved by Activision’s stockholders at such meeting.  As of the date of the written consent, VGAC owned approximately 54% of the Company’s issued and outstanding common stock.

The Company’s board of directors adopted resolutions approving and authorizing the actions described herein at a meeting on July 9, 2008.

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holder of at least a majority of the Company’s issued and outstanding voting securities, the Company is not seeking consent, authorizations or proxies from you.  Section 228 of the Delaware General Corporation Law, or DGCL, provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting.  The affirmative vote of a majority in voting power of the outstanding stock of the Company entitled to vote thereon is required for the approval of the amendment to the Amended and Restated Certificate of Incorporation and approval by the majority of votes cast at a meeting would be required to approve the remaining actions described herein, which approval has been duly secured by the written consent executed and delivered in writing to the Company by VGAC, as noted above.

As of the record date, the Company had 657,779,121 shares of common stock outstanding and entitled to vote.  Each share of common stock is entitled to one vote.  On the record date, VGAC owned, directly and indirectly, 358,254,545 shares, or approximately 54% of the Company’s issued and outstanding common stock.  Accordingly, the action by written consent executed by VGAC pursuant to Section 228 of the DGCL and delivered to the Company is sufficient to approve (or re-approve) and ratify the actions listed above and requires no further stockholder action.

NOTICE PURSUANT TO SECTION 228

Pursuant to Section 228 of the DGCL, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

EXPECTED DATE FOR EFFECTING THE ACTIONS TAKEN BY WRITTEN CONSENT

Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated thereunder, the actions taken by written consent cannot be effected until 20 days after the date this Information Statement is sent to the Company’s stockholders. This Information Statement will be sent on or about July   , 2008 to the stockholders of the Company as of the record date.  The actions taken by written consent will become effective 20 days after the mailing.

CHANGE IN CONTROL

On December 1, 2007, Activision, Sego Merger Corporation, Vivendi, VGAC and Vivendi Games entered into a business combination agreement.  Pursuant to the terms of the business combination agreement, on July 9, 2008, Activision and Vivendi Games combined their businesses through the merger of a newly formed, wholly-owned subsidiary of Activision with and into Vivendi Games.  As a result of the merger, Vivendi Games, the parent company of Blizzard Entertainment, Inc. and Sierra Entertainment, Inc., became a wholly-owned subsidiary of the Company.  As consideration for the merger, VGAC, a subsidiary of Vivendi and the sole stockholder of Vivendi Games, received approximately 295.3 million newly issued shares of Company common stock.  Simultaneously with the merger, VGAC purchased from the Company approximately 62.9 million newly issued shares of Company common stock, at $27.50 per share, for an aggregate purchase price of approximately $1.731 billion in cash.  Following completion of the merger and share purchase on July 9, 2008, VGAC owned approximately 54% of the issued and outstanding shares of our common stock.

Pursuant to the terms of the business combination agreement, we plan to launch a cash tender offer to purchase up to 146.5 million Activision Blizzard common shares at $27.50 per share on or before July 16, 2008.  The tender offer will be funded by Activision Blizzard’s cash on hand, including the $1.7 billion in cash received from the VGAC share purchase.  In addition, if needed, Vivendi has agreed to acquire from Activision Blizzard additional newly issued shares for up to an additional $700 million of our common stock at $27.50 per share, the proceeds of which would also be used to fund the tender offer.  Any remaining funds required to complete the tender offer will be borrowed from Vivendi. If the tender offer is fully subscribed, Vivendi and its subsidiaries will own an approximate 68% ownership stake in Activision Blizzard on a fully diluted basis.

Information regarding the arrangements or understandings between us and Vivendi with respect to election of directors and other matters may be found in the Company’s Current Report on Form 8-K filed with the SEC on July 15, 2008, and such information is hereby incorporated herein by reference.  Such description is qualified in its entirety by reference to the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are exhibits 3.1 and 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 15, 2008 and are incorporated herein by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of July 9, 2008 (unless otherwise noted), with respect to the beneficial ownership of the Company's common stock by: (i) each “named executive officer” (as such term is defined in Item 402(a)(3) of Regulation S-K under the Exchange Act); (ii) each director; (iii) all current executive officers and directors as a group (19 individuals); and (iv) each Activision Blizzard stockholder (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by Activision Blizzard to be the beneficial owner of more than 5% of its common stock. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by him or her.

Unless otherwise indicated, the business address of each of our directors and executive officers is c/o Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405.

	Shares Beneficially Owned
Beneficial Owner	Shares Owned		Rights to Acquire (1)		Percentage Beneficial Ownership (2)
Directors and Executive Officers:
Robert A. Kotick	6,108,533	(3)	8,600,020	(5)	2.21%
Brian G. Kelly	1,992,617	(4)	8,205,162		1.53%
Michael J. Griffith	132,009	(6)	666,113		*
Thomas Tippl	96,712	(7)(8)	344,446	(7)	*
Robin Kaminsky	30,366	(9)	53,000		*
Brian Hodous	37,777	(10)	80,000		*
George Rose	22,765	(11)	351,252		*
Ann Weiser	15,000	(12)	66,667		*
Robert J. Corti	17,000	(13)(14)	135,765		*
Robert J. Morgado	70,666	(15)	469,630		*
Richard Sarnoff	16,000		73,542		*
Jean-Bernard Lévy	0		0		*
René Pénisson	0		0		*
Bruce L. Hack	0		0		*
Douglas Morris	0		0		*
Philippe Capron	0		0		*
Frédéric Crépin	0		0		*
Michael Morhaime	0		5,000		*
Jean-François Grollemund	0		0		*
All directors and executive officers as a group (19 persons)	8,539,445		19,050,597
5% Stockholders Not Listed Above:
VGAC	358,254,545		—		54.46%
FMR LLC	33,407,496	(16)	—		5.08%

*	Percent of class less than 1%.
(1)	Represents shares of common stock that may be acquired within 60 days of July 9, 2008 through the exercise of stock options.

(2)

The percentage of outstanding shares was calculated by dividing the number of shares of common stock beneficially owned by each beneficial owner or group of beneficial owners as of July 9, 2008 (including the number of shares that each beneficial owner or group of beneficial owners had the right to acquire within 60 days of that date) by the sum of (a) 657,770,741, the total number of shares of common stock outstanding on that date (including 251,612 restricted shares of common stock, which were issued but subject to forfeiture on that date), and (b) the number of shares that may be acquired by such beneficial owner or group of beneficial owners within 60 days of that date.

(3)

Includes (a) 112,441 shares of common stock owned directly by Delmonte Investments, L.L.C., an entity controlled by Messrs. Kotick and Kelly, (b) 363,627 restricted stock units, each representing the right to receive one share of common stock, that were granted to Mr. Kotick on July 9, 2008 and one-third of which vest on each of December 31, 2008, 2009 and 2010, (c) 1,250,000 performance shares of common stock that were granted to Mr. Kotick on July 9, 2008 in connection with his employment agreement and which vest in accordance therewith, and (d) 3,179 shares of common stock held by an irrevocable trust for the benefit of Mr. Kotick’s minor children and as to which he disclaims beneficial ownership.

(4)

Includes (a) 112,440 shares of common stock owned by Delmonte Investments, L.L.C., an entity controlled by Messrs. Kotick and Kelly, (b) 400,010 shares held jointly by Mr. Kelly and his spouse, who share voting and investment power with respect to such shares, (c) 145,538 shares held in Mr. Kelly’s individual retirement account, and (d) 363,637 restricted stock units, each representing the conditional right to receive one share of common stock, that were granted to Mr. Kelly on July 9, 2008 and which vest in full on December 31, 2010.

(5)

Includes (a) 7,609,533 shares of common stock that may be acquired pursuant to options held in Mr. Kotick’s name and (b) 990,487 shares of common stock that may be acquired pursuant to options transferred by Mr. Kotick to an irrevocable trust for the benefit of his minor children and as to which Mr. Kotick disclaims beneficial ownership.

(6)

Includes 103,842 restricted shares of common stock that were granted to Mr. Griffith on June 15, 2005 in connection with his employment agreement. The restrictions lapse with respect to one-half of the shares on each of June 15, 2009 and 2010.

(7)	Represents shares held by the Thomas and Laura Tippl Family Trust. Thomas and Laura Tippl are co-trustees of such trust and share voting and investment power with respect thereto.

(8)

Represents 96,712 restricted shares of common stock that were granted to Mr. Tippl on October 3, 2005 in connection with his employment agreement and that vest ratably over three years commencing on October 3, 2008.

(9)

Includes 21,388 of the 35,000 restricted shares of common stock that were granted to Ms. Kaminsky in two tranches on October 19, 2006 in connection with her employment agreement. The restrictions with respect to one-third of the first tranche of 23,333 shares lapsed on October 19, 2007, and the restrictions with respect to the remaining shares lapse with respect to one-third of the tranche on each of October 19, 2008 and 2009. The restrictions with respect to one fourth of the second tranche of 11,667 shares lapsed on each of May 15, 2007 and May 15, 2008, and the restrictions lapse with respect to the remaining shares on October 19, 2009.

(10)

Includes 23,000 of the 46,000 restricted shares of common stock that were granted to Mr. Hodous in two tranches on November 3, 2006 in connection with his employment agreement. The restrictions with respect to one-half of the first tranche of 25,000 shares lapsed on November 3, 2007, and the restrictions with respect to the remaining shares lapse on November 3, 2008. The restrictions with respect to one half of the second tranche of 21,000 shares lapsed on May 15, 2008, and the restrictions with respect to the remaining shares lapse on November 3, 2009, subject to the possible earlier lapse following Activision’s fiscal 2009 if Activision were to meet or exceed corporate operating income targets established by the compensation committee of Activision’s board of directors for such year.

(11)

Includes 18,750 of the 25,000 restricted stock units, each representing the conditional right to receive one share of common stock, that were granted to Mr. Rose on September 28, 2007 in connection with his employment agreement. One quarter of the restricted stock units vested on May 15, 2008 and the remainder of the units will vest on March 31, 2010, subject to the possible earlier vesting of one quarter of the units following Activision’s fiscal 2009 if Activision were to meet or exceed corporate operating income targets established by the compensation committee of Activision’s board of directors for such year.

(12)

Consists of restricted stock units, each representing the conditional right to receive one share of common stock, that were granted to Ms. Weiser on September 28, 2007 in connection with her employment agreement. The restricted stock units vest in full on August 31, 2010, subject to the earlier vesting of one quarter of the units on August 31, 2008 as Activision has met or exceeded corporate operating income targets established by the compensation committee of Activision’s board of directors for Activision’s fiscal 2008 and the possible earlier vesting of one quarter of the units on August 31, 2009 if Activision were to meet or exceed corporate operating income targets established by the compensation committee of Activision’s board of directors for Activision’s fiscal 2009.

(13)	Includes 12,000 shares held jointly by Mr. Corti and his spouse, who share voting and investment power with respect to such shares.

(14)

Includes 5,000 restricted stock units, each representing the conditional right to receive one share of common stock, that were granted to Mr. Corti on October 1, 2007, one fourth of which vested on each of January 1, 2008, April 1, 2008 and July 1, 2008 and one fourth of which will vest on October 1, 2008.

(15)

Includes 10,000 shares of restricted stock units, each representing the conditional right to receive one share of common stock, that were granted to Mr. Morgado on October 1, 2007, one eighth of which vested on each of January 1, 2008, April 1, 2008 and July 1, 2008 and one eighth of which will vest on each of October 1, 2008, January 1, 2009, April 1, 2009, July 1, 2009 and October 1, 2009.

(16)

FMR LLC, or FMR, had sole voting power over 1,003 shares of common stock and sole dispositive power over 33,407,496 shares of common stock as of December 31, 2007. Fidelity Management & Research Company, or FMRC, a wholly owned subsidiary of FMR, may be deemed the beneficial owner of 33,393,893 shares of common stock in its capacity as an investment advisor. Each of Edward C. Johnson III, chairman of FMRC, and FMR, through its control of FMRC and, in turn, the funds controlled by FMRC, has sole power to dispose of the 33,393,893 shares owned by such funds. Strategic Advisors, Inc., a wholly owned subsidiary of FMR, in its capacity as an investment advisor, beneficially owns 1,003 shares of common stock. Pyramis Global Advisors Trust Company, or PGATC, an indirect wholly owned subsidiary of FMR, beneficially owns 12,600 shares of common stock as a result of its serving as investment manager of institutional accounts holding such shares. Each of Edward C. Johnson III and FMR, through its control of PGATC, has sole dispositive power over the 12,600 shares of common stock owned by the institutional accounts managed by PGATC. This information is based on a Schedule 13G/A filed with the SEC by FMR on February 14, 2008. The address for FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO INCREASE AUTHORIZED SHARES

VGAC, a stockholder holding a majority of the voting power of the Company’s common stock, has, by written consent, approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, or Certificate of Incorporation, to increase the number of authorized shares of common stock from 1,200,000,000 to 2,400,000,000.  The purpose of the amendment is to allow the Company to effect a two-for-one stock split announced on July 11, 2008.

On July 9, 2008, the board of directors of the Company, adopted resolutions approving and authorizing the amendment, subject to stockholder approval.  The board has determined that the amendment is in the best interests of the Company and its stockholders and unanimously recommended approval by the stockholders.  The board currently intends to file an amendment to the Certificate of Incorporation reflecting the increase in authorized shares with the Secretary of State of the State of Delaware no less than 20 days after the mailing of this Information Statement.

The Certificate of Incorporation currently authorizes the issuance of up to 1,205,000,000 shares of stock, of which 1,200,000,000 shares are designated as common stock and 5,000,000 shares are designated as preferred stock.  No shares of preferred stock are issued and outstanding.  The amendment will not result in an increase in the number of authorized shares of preferred stock.

Of the 1,200,000,000 shares of common stock currently authorized, as of the close of business on July 14, 2008, there were 657,779,121 shares issued and outstanding.  In addition, as of July 14, 2008, the Company has reserved up to approximately 900,000 shares of common stock for issuance upon the exercise of outstanding warrants, 980,798 shares of common stock for issuance pursuant to the Company’s employee stock purchase plans and 61,632,350 shares of common stock for issuance pursuant to the Company’s current incentive compensation plans and programs.

On July 11, 2008, the Company announced a two-for-one stock split, which shall be effected by a 100% stock dividend to stockholders of record as of the record date for the stock split.  The Company expects that the record date for the stock split will be a date shortly after the closing of the Company’s previously announced self tender offer.  This stock split will significantly increase the number of shares of common stock outstanding and the number of shares of common stock reserved for issuance, thus necessitating the increase in the number of authorized shares of the Company. Except for the stock split, the Company’s management has no present arrangements, agreements, understandings or plans for the issuance or use of the additional shares of common stock to be authorized by the amendment.

The board of directors proposed this amendment to ensure that the Company has sufficient shares available for general corporate purposes including, but not limited to, equity financings, acquisitions, establishing strategic relationships with corporate partners, providing equity incentives to employees, and payments of stock dividends, stock splits or other recapitalizations. The Company considers from time to time acquisitions, equity financings, strategic relationships and other transactions as market conditions or other opportunities arise.

After the amendment becomes effective, the board may cause the issuance of additional shares of common stock without further vote of the stockholders of the Company, except as may be required in particular cases by the Company’s charter documents, applicable law, the rules and regulations of Nasdaq or the rules of any national securities exchange on which shares of common stock of the Company may then be listed.  Under the Certificate of Incorporation, the Company’s stockholders do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of common stock.  In addition, if the board causes the Company to issue additional shares of common stock or securities convertible into or exercisable for common stock, such issuance could have a dilutive effect on the voting power and earnings per share of existing stockholders.

The amendment amends and restates Section 4.1(a) of the Certificate of Incorporation as follows:

“The total number of shares of capital stock which the Corporation shall have authority to issue is Two Billion Four Hundred Five Million (2,405,000,000) shares, of which Five Million (5,000,000) shares are designated Preferred Stock, par value $.000001 per share and aggregate par value of Five Dollars ($5) (the “Preferred Stock”), and of which Two Billion Four Hundred Million (2,400,000,000) shares are designated

Common Stock, par value $.000001 per share and aggregate par value of Two Thousand Five Hundred Dollars ($2,400) (the “Common Stock”).”

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment to the Company’s Amended and Restated Certificate of Incorporation, which is not shared by all other stockholders.

RATIFICATION AND RE-APPROVAL OF ACTIONS TAKEN AT 2007 ANNUAL GENERAL MEETING

Ratification and Re-approval of the Election of Directors

VGAC, a stockholder holding a majority of the voting power of the Company’s common stock, has, by written consent, ratified and re-approved the election of those eight directors, who were elected to hold such office by Activision’s stockholders at the 2007 Annual Meeting.

Information regarding these directors and other related matters may be found in Activision’s proxy statement filed with the SEC on July 30, 2007, or the 2007 Proxy, in the sections entitled “Proposal 1 – Election of Directors,” “Corporate Governance Matters,” “Executive Officers and Key Employees,” “Executive Compensation,” “Director Compensation,” “Certain Relationships and Related Transactions,” “Audit Committee Report” and “Section 16(a) Beneficial Ownership Reporting Compliance,” and such sections are hereby incorporated herein by reference as if set forth in full.

Ratification and Re-approval of the Activision, Inc. 2007 Incentive Plan

VGAC, a stockholder holding a majority of the voting power of the Company’s common stock, has, by written consent, ratified and re-approved the 2007 Plan, which was approved by Activision’s stockholders at the 2007 Annual Meeting.

Information regarding the 2007 Plan and other related matters may be found in the 2007 Proxy in the sections entitled “Proposal 2 – Approval of the 2007 Incentive Plan” and “Equity Compensation Plan Information,” and such sections are hereby incorporated herein by reference as if set forth in full.

Ratification of Appointment of Independent Registered Public Accounting Firm

The audit committee of the board of directors appointed PricewaterhouseCoopers LLP to serve as Activision’s independent registered public accounting firm for the fiscal year ended March 31, 2008 and such appointment was ratified by Activision’s stockholders at the 2007 Annual Meeting. VGAC, a stockholder holding a majority of the voting power of the Company’s common stock, has, by written consent, re-ratified the appointment of PricewaterhouseCoopers LLP to act as Activision’s independent registered public accounting firm for the fiscal year ended March 31, 2008.

Information regarding the engagement of PricewaterhouseCoopers LLP and other related matters may be found in the 2007 Proxy in the sections entitled “Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm” and “Independent Registered Public Accounting Firm’s Fees,” and such sections are hereby incorporated herein by reference as if set forth in full.

Ratification of a Stockholder Proposal Regarding a
Stockholder Advisory Vote on Executive Compensation

VGAC, a stockholder holding a majority of the voting power of the Company’s common stock, has, by written consent, ratified a stockholder proposal regarding a stockholder advisory vote on executive compensation, which was approved by Activision’s stockholders at the 2007 Annual Meeting.  VGAC has advised the Company that it is ratifying such action solely to comply with the terms of the Investor Agreement and that it would not otherwise vote in favor of such proposal.

Information regarding this stockholder proposal may be found in the 2007 Proxy in the section entitled “Proposal 5 – Stockholder Proposal – Stockholder Advisory Vote on Executive Compensation,” and such section is hereby incorporated by reference as if set forth in full.

Voting Against a Stockholder Proposal Regarding Diversity of the Company’s Board of Directors

VGAC, a stockholder holding a majority of the voting power of the Company’s common stock, has, by written consent, voted against a stockholder proposal regarding diversity of the Company’s board of directors, which was not approved by Activision’s stockholders at the 2007 Annual Meeting.

Information regarding this stockholder proposal may be found in the 2007 Proxy in the section entitled “Proposal 4 – Stockholder Proposal – Diversity on the Board of Directors,” and such section is hereby incorporated herein by reference as if set forth in full.

DISSENTER’S RIGHTS OF APPRAISAL

The DGCL does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with the matters approved by the written consent.

HOUSEHOLDING AND WHERE YOU CAN FIND MORE INFORMATION

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other nominee record holders) to satisfy delivery requirements of our proxy statements, annual reports and/or information statements with respect to two or more stockholders sharing the same address by delivering a single copy addressed to those stockholders.  This process, which is commonly referred to as ‘‘householding,’’ potentially provides extra convenience for stockholders and reduces printing and postage costs for companies.

Some brokers, banks or other nominee record holders may be participating in the practice of “householding” this Information Statement.  This means that only one copy of this notice and Information Statement may have been sent to multiple stockholders in your household.  If you would prefer to receive a separate copy of this notice and Information Statement, or would like to receive separate proxy statements, annual reports and/or information statements of the Company in the future, or if you are receiving multiple copies of proxy statements, annual reports and/or information statements at an address shared with another stockholder and would like to participate in householding, please notify (a) your bank, broker or other nominee record holder if your shares are held in a brokerage account or (b) Activision Blizzard if you hold your shares directly as an Activision Blizzard stockholder of record.  You can notify Activision Blizzard by sending a written request to Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attention: George Rose, Corporate Secretary, or by calling Activision Blizzard’s Investor Relations department at (310) 255-2000.

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. Anything that we file with the SEC may be read and copied at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. Our SEC filings should also be available to the public from commercial document retrieval services and at the web site that the SEC maintains at http://www.sec.gov.  You may obtain copies of documents that we file with the SEC from us without charge, excluding all exhibits, by requesting them in writing or by telephone at the following address:

Activision Blizzard, Inc.
Attn: Investor Relations
3100 Ocean Park Boulevard
Santa Monica, California 90405
Telephone: +1-310-255-2000

Statements contained in this Information Statement, or in any document incorporated by reference into this Information Statement regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed with the SEC.  The SEC allows us to “incorporate by reference” into this Information Statement documents we file with the SEC.

This means we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this Information Statement, and later information that we file with the SEC may update and supersede that information.  The information we incorporate by reference to our filings with the SEC is based upon information available as of the date of such filing and we assume no obligation to update the information contained therein.  We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement:

•      Proxy Statement filed on Schedule 14A (filed on July 30, 2007);

•      Proxy Statement filed on Schedule 14A (filed on June 6, 2008); and

•      Current Report on Form 8-K, dated July 9, 2008 (filed on July 15, 2008).

Any person, including any beneficial owner, to whom this Information Statement is delivered may request copies of this Information Statement and any document incorporated by reference into this Information Statement by written request to Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attention: George Rose, Corporate Secretary, by calling Activision Blizzard’s Investor Relations department at (310) 255-2000, on our website at http://www.activision.com, or from the SEC using the contact information set forth above.  Documents incorporate by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.